October ___, 2007

QuantRx Biomedical Corporation

100 S. Main Street, Suite 300

Doylestown, PA 18901

RE: Letter Loan Agreement

Ladies and Gentlemen:

1. Loan. This letter when fully executed will constitute a loan agreement (this “Agreement”) between _______________________ (the “Lender”) and QuantRx Biomedical Corporation, a Nevada corporation (the “Borrower”), pursuant to which the Lender, on the terms and conditions provided herein, shall agree to make one or more loans to or for the benefit of the Borrower hereunder (the “Loan”). The day on which the Lender makes the Loan is referred to herein as the “Closing Date.” The Lender’s obligation to make the Loan is subject to the Borrower’s fulfillment of each of the applicable conditions set forth in Section 3 hereof.

2. Loan Documents.

a. Notes. The Loan shall be evidenced by a senior secured convertible promissory note issued to the Lender in the principal amount of the Loan, dated the date the Borrower receives the funds from the Lender, in the form attached hereto as Exhibit A (together with any replacements and substitutes therefore, the “Note”). The principal amount of the Loan and interest thereon, calculated at the rate of 10% per annum, as provided in the Note, shall be payable as set forth more particularly therein.

b. Warrants. In consideration for the Loan, for each $100,000 principal amount loaned to the Borrower by the Lender, the Borrower shall issue to the Lender a warrant (the “Warrant”), in the form attached hereto as Exhibit B, for the issuance of 25,000 shares of common stock of the Borrower at an exercise price of $1.25 per share and a five-year term.

c. This Agreement, the Note, the Warrant, and any other instruments or documents required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising, are herein referred to as the “Loan Documents.”

3. Conditions Precedent.

a. Documents to be Delivered. The obligation of the Lender to make the Loan is subject to the due execution and delivery by the Borrower (or the Borrower causing the due execution and delivery) to the Lender of each of the following (all documents to be in form and substance satisfactory to the Lender):

i. This Agreement, the Note, and each other instrument, agreement and document to be executed and/or delivered pursuant to this Agreement and/or the instruments, agreements and documents referred to in this Agreement.

ii. A certified copy of the resolutions of the Board of Directors (or if the Board of Directors takes action by unanimous written consent, a copy of such unanimous written consent containing all of the signatures of the members of the Board of Directors) of the

Borrower, dated as of the Closing Date, authorizing the execution, delivery and performance of the Loan Documents.

iii. A certificate, dated as of the Closing Date, signed by an executive officer of the Borrower to the effect that the representations and warranties set forth in Section 4 of this Agreement are true and correct as of the Closing Date.

b. Absence of Certain Events. The occurrence of a Material Adverse Effect (as defined below) shall not have occurred or be occurring as of the Closing Date.

4. Representations and Warranties of the Borrower. To induce the Lender to make the Loan, the Borrower hereby represents and warrants to the Lender that at and as of the date hereof:

a. The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. The Borrower is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the ability of the Borrower to perform its obligations hereunder or on the business, operations, properties or financial condition of the Borrower.

b. Each of the Loan Documents has been duly authorized, validly executed and delivered on behalf of the Borrower and is a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Borrower has full power and authority to execute and deliver this Agreement and the Loan Documents and to perform its obligations hereunder and thereunder.

c. The execution, delivery and performance of this Agreement and the Loan Documents will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of (A) the Borrower’s articles of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Borrower is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Borrower, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Borrower or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject, except, in the cases of (i), (ii) and (iii) above, as would not have a Material Adverse Effect.

d. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Borrower is required in connection with the valid execution and delivery of this Agreement or the Loan Documents.

5. Miscellaneous.

a. The representations and warranties of the Borrower contained herein shall not survive the Closing Date.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

c. Each of the Borrower and the Lender (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Loan Documents and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Borrower and the Lender consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in the Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5(c) shall affect or limit any right to serve process in any other manner permitted by law.

d. Any forbearance, failure, or delay by the Lender in exercising any right, power, or remedy shall not preclude the further exercise thereof, and all of the Lender’s rights, powers, and remedies shall continue in full force and effect until specifically waived in writing by the Lender.

e. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

f. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

g. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

h. This Agreement, the Note and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

i. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender. Notwithstanding the foregoing, the Lender may assign its rights hereunder to any other person or entity without the consent of the Borrower.

j. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

k. All remedies of the Lender under this Agreement, the Note and the other Loan Documents (i) are cumulative and concurrent, (ii) may be exercised independently, successively or together with other lenders against the Borrower, (iii) shall not be exhausted by any exercise thereof, but may be exercised as often as occasion therefore may occur, and (iv) shall not be construed to be waived or released by the Lender’s delay in exercising, or failure to exercise, them or any of them at any time it may be entitled to do so.

l. All notices required hereunder shall be made in accordance with Section 12 of the Note.

By executing the appropriate signature line below, the Borrower, intending to be legally bound hereby, agrees to the terms and conditions of this Agreement as of the date hereof.

Very truly yours,

LENDER:
By:
Name:
Title:

QuantRx Biomedical Corporation
By:
	Name:	Walter W. Witoshkin
	Title:	Chairman & CEO

Exhibit A

[Form of Note]

Exhibit B

[Form of Warrant]